UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2023

Lexicon Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2445 Technology Forest Blvd., 11th Floor

The Woodlands, Texas 77381

(Address of principal executive offices and Zip Code)

(281) 863-3000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	LXRX	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 29, 2023, Lexicon Pharmaceuticals, Inc., a Delaware corporation (the “Company”) entered into an Open Market Sale AgreementSM (the “Agreement”) with Jefferies LLC, as sales agent (“Jefferies”), pursuant to which the Company may offer and sell, from time to time, through Jefferies (the “public offerings”), shares of its common stock, par value $0.001, having an aggregate sales price of up to $75,000,000 (the “Shares”).

The Company is not obligated to sell any Shares under the Agreement. Subject to the terms and conditions of the Agreement, Jefferies will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations to sell Shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company, subject to certain limitations. Under the Agreement, Jefferies may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including block transactions, sales made directly on the Nasdaq Global Select Market or sales made into any other existing trading market of the Company’s common stock.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-258564), filed August 6, 2021 and effective as of September 14, 2021. The Company filed a prospectus supplement with the U.S. Securities and Exchange Commission on December 29, 2023 in connection with the offer and sale of the Shares pursuant to the Agreement.

The Company will pay Jefferies a commission equal to 3.0% of the gross proceeds from each sale of Shares, reimburse legal fees and disbursements and provide Jefferies with customary indemnification and contribution rights. The Agreement will terminate as set forth in the Agreement.

An affiliate (the “Covered Stockholder”) of Invus, L.P., the Company’s largest stockholder, has the right, pursuant to the Company’s Fifth Amended and Restated Certificate of Incorporation, in connection with any sales made pursuant to the Agreement to concurrently purchase a number of shares of the Company’s common stock sufficient to maintain its proportionate ownership interest in the Company after giving effect to such sales; provided, however, that in any given year, the Covered Stockholder may not exercise such right unless and until the Company has otherwise issued, in the aggregate, common stock pursuant to sales under the Agreement in an amount greater than two percent of the Company’s issued and outstanding common stock measured as of December 31 of the preceding year. Should the Covered Stockholder choose to exercise such right, the Company expects that any shares sold to the Covered Stockholder pursuant thereto would occur in a concurrent private placement exempt from the registration requirements of the Securities Act, at the same price as the price to the public for the corresponding sales made under the Agreement (a “concurrent private placement” and, together with the public offerings, an “offering”).

The Company intends to use the net proceeds from any offerings, if any, (i) to fund the commercial launch of INPEFA® (sotagliflozin), (ii) to fund the continued research and development of its drug candidates and (iii) for working capital and other general corporate purposes.

The foregoing description of the Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Vinson & Elkins L.L.P., counsel to the Company, has issued a legal opinion relating to the validity of the Shares being offered pursuant to the Agreement. A copy of such legal opinion, including the consent included therein, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares under the Agreement nor shall there be any sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit Number	Description

1.1	Open Market Sale AgreementSM, by and between Jefferies LLC and the Company, dated December 29, 2023.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

EX-104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: December 29, 2023	By:	/s/ Brian T. Crum
Brian T. Crum
Senior Vice President and General Counsel